UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2010

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 17, 2010, ImmunoGen, Inc. (the “Company”) entered into a Ninth Amendment of Lease with Bobson 333 LLC with respect to the Company’s facility located at 333 Providence Highway, Norwood, Massachusetts (the “Ninth Amendment”).  The Ninth Amendment extends the current term of the lease for the facility for an additional seven years, ending on June 30, 2018, with an option to further extend the lease term for an additional five years ending on June 30, 2023.  Pursuant to the Ninth Amendment, the Company will pay annual base rent as follows: from November 17, 2010 through June 30, 2011, at an annualized rate of $824,750.00; from July 1, 2011 through June 30, 2013, at an annualized rate of $745,450.00; from July 1, 2013 through June 30, 2015, at an annualized rate of $767,375.00; and from June 1, 2015 through June 30, 2018, at an annualized rate of $789,300.00.  The annual base rent during the 5-year extension term from July 1, 2018 through June 30, 2023 will be at an annualized rate of $920,850.00.

Pursuant to the Ninth Amendment, Bobson 333 LLC has granted the Company a right of first offer with respect to additional space located adjacent to the Company’s Norwood facility.  Any annual base rent for any space taken by the Company pursuant to this right will be calculated at the same per square foot rate as the current Norwood facility.  All other terms and conditions of the current lease, as amended by the Ninth Amendment, will apply to any such additional space, except that the Company’s pro-rata share for real estate taxes and common area charges will be increased to reflect such additional space.

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) — (d)  Not applicable.

(e)  At the 2010 annual meeting of shareholders held on November 16, 2010 (the “2010 Annual Meeting”), the Company’s shareholders approved an amendment to the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan (the “2006 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000.

A summary of the material terms and conditions of the 2006 Plan is set forth in the Company’s definitive Proxy Statement dated October 4, 2010, filed with the Securities and Exchange Commission on October 4, 2010, under the caption “Amendment to 2006 Employee, Director and Consultant Equity Incentive Plan to Increase the Number of Shares Authorized for Issuance Thereunder by 4,000,000 (Notice Item 3).”  Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the amended and restated 2006 Plan filed as Exhibit 10.2 to this Current Report on Form 8-K.

(f)  Not applicable.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As stated above, the 2010 Annual Meeting was held on November 16, 2010.  At the 2010 Annual Meeting, shareholders fixed the number of Directors constituting the full Board of Directors at nine.  The voting results were as follows:

For:	55,323,692
Against	845,716
Abstain	146,319
Broker Non-Votes	0

At the 2010 Annual Meeting, shareholders elected nine Directors as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Daniel M. Junius	36,693,202	332,306	19,290,219
Stephen C. McCluski	36,698,082	327,426	19,290,219
David W. Carter	36,469,130	556,378	19,290,219
Nicole Onetto, MD	36,698,319	327,189	19,290,219
Howard H. Pien	36,376,669	648,839	19,290,219
Mitchel Sayare, Ph.D.	36,576,077	449,431	19,290,219
Mark Skaletsky	36,509,001	516,507	19,290,219
Joseph J. Villafranca, Ph.D.	36,697,819	327,689	19,290,219
Richard J. Wallace	36,462,363	563,145	19,290,219

At the 2010 Annual Meeting, shareholders approved an amendment to the 2006 Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000 as follows:

For:	35,107,648
Against	1,837,986
Abstain	79,874
Broker Non-Votes	19,290,219

At the 2010 Annual Meeting, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 as follows:

For:	55,728,262
Against	238,349
Abstain	349,116
Broker Non-Votes	0

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

10.1	Ninth Amendment to Lease dated as of November 17, 2010 by and between Bobson 333 LLC, lessor, and the Company

10.2	2006 Employee, Director and Consultant Equity Incentive Plan, as amended and restated through November 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 18, 2010	/s/ Gregory D. Perry

Gregory D. Perry
Senior Vice President and Chief Financial Officer